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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(B) OR (G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                             ALDERWOODS GROUP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                   52-1522627
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


           311 ELM STREET, SUITE 1000
                CINCINNATI, OHIO                                     45202
----------------------------------------------------------       -------------
    (Address of Principal Executive Offices)                       (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            Pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [ ]                                   box. [X]

Securities Act registration statement file number to which this form relates:
        ---------------------
           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered
    -------------------                     ------------------------------

               None                                      None
----------------------------------          --------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
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                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On March 6, 2002, the Board of Directors of Alderwoods Group, Inc. (the "COMPANY") declared a dividend distribution of one right (a "RIGHT") for each share of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company outstanding at the close of business on March 26, 2002 (the "RECORD DATE"), pursuant to the terms of a Rights Agreement, dated as of March 6, 2002 (the "RIGHTS AGREEMENT"), by and between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that shares of Common Stock issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in EXHIBIT C to the Rights Agreement.

ITEM 2. EXHIBITS.

        Exhibit
        Number   Exhibit
        ------   -------

        4.1 Rights Agreement, dated as of March 6, 2002, by and between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as EXHIBIT A thereto, a Form of Right Certificate as EXHIBIT B thereto and a Summary of Rights to Purchase Preferred Stock as EXHIBIT C thereto)


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              ALDERWOODS GROUP, INC.



                              By:      /s/ Bradley D. Stam
                                   ----------------------------------------
                                   Name:  Bradley D. Stam
                                   Title: Senior Vice President,
                                          Legal & Asset Management

Date:    March 13, 2002



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                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER           EXHIBIT
        -------          -------

          4.1 Rights Agreement, dated as of March 6, 2002, by and between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as EXHIBIT A thereto, a Form of Right Certificate as EXHIBIT B thereto and a Summary of Rights to Purchase Preferred Stock as EXHIBIT C thereto)